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                                 [LOGO] PATRIOT
                             The Patriot Group, LLC


                                January 14, 2005



                   American Business Financial Services, Inc.
                Amended and Restated Master Repurchase Agreement
                ------------------------------------------------


American Business Financial Services, Inc.
The Wanamaker Building
100 Penn Square East, 8th Floor
Philadelphia, Pennsylvania 19109

Attention:      Anthony J. Santilli, Chairman, President, Chief Executive
                Officer and Chief Operating Officer

Ladies and Gentlemen:


        Reference is made to the Amended and Restated Master Repurchase Agreement dated as of November 15, 2004 and amended and restated as of December 21, 2004, among ABFS Warehouse Trust 2004-2, as Seller ("TRUST 2004-2"), American Business Financial Services, Inc. (the "PARENT"), ABFS Consolidated Holdings, Inc. ("Holdings"), American Business Credit, Inc. ("ABC"; Trust 2004-2, the Parent, Holdings and ABC, collectively, "ABFS"), and The Patriot Group, LLC (the "Buyer"; as amended by that certain Amendment No. 1 to Master Repurchase Agreement ("Amendment No. 1") dated January 14, 2005, the "REPURCHASE AGREEMENT") and the other Program Documents referred to in the Repurchase Agreement. Terms not defined herein shall have the meanings ascribed to them in the Repurchase Agreement.

        This letter is intended to describe the current state of the relationship between the Buyer and ABFS concerning the Repurchase Agreement and the Obligations, and to confirm certain understandings between the parties with respect thereto.

        ABFS acknowledges that several Events of Default of the kinds described in Section 18 of the Repurchase Agreement have occurred and are continuing.

        As a result of the occurrence and continuance of these Events of Default, the Buyer is entitled to exercise the rights and remedies granted or otherwise available to it under the Repurchase Agreement (including Section 19 thereof), the other Program Documents and applicable law. ABFS further acknowledges and agrees that the Repurchase Price, as of January 13, 2005, was approximately $21,375,000 (such amount is approximate because not all expenses have been reflected and such amount includes all owed Quarterly Maintenance Fees and Monitoring Fees).

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        It is the position of the Buyer that the Termination Date of the
Transaction occurred on December 12, 2004, whereupon all of the Obligations became due and payable. In view of the accommodation being made by Buyer to Seller as set forth in Amendment No. 1, and without acknowledging the date Events of Default in fact occurred or whether the Termination Date has heretofore occurred, ABFS is willing to acknowledge and accept the imposition of the Default Rate beginning no later than December 12, 2004. To the extent, if any, that the Repurchase Price and all other Obligations are not already due and payable, the Buyer hereby declares the Termination Date to have immediately occurred and all Obligations to be immediately due and payable.

        Notwithstanding the occurrence and continuance of the existing Events of Default, the Seller has requested and, subject to the terms of Amendment No. 1 and the provisions of this letter, the Buyer has agreed to increase the Securities Purchase Price by $750,000.

        The Buyer also notifies ABFS that, notwithstanding the execution and delivery of Amendment No. 1 and the increase in the Securities Purchase Price set forth therein, (i) the existing Events of Default are not waived and (ii) as a result of such existing Events of Default, the Buyer retains and reserves all of its other rights and remedies under the Program Documents, including but not limited to the right to sell or give credit for the Purchased Assets, and to sell, collect or otherwise realize upon the other Collateral, the respective "Collateral" referred to in the Pledge Agreements and the Security Agreement, and the funds in the "Blocked Account" referred to in the Servicing Advances Control Agreement.

        Finally, notwithstanding the occurrence and continuance of the Events of Default described above, at the request of the Seller, the Buyer has, from January 5, 2005 and through January 13, 2005, remitted to ABFS $1,338,797.80 constituting the cash proceeds of the Servicer Reimbursement and Fee Collateral received by the Buyer beginning on January 5, 2005, net of wire charges. The Buyer had no obligation to release such amounts to ABFS, and may terminate such remittances at any time and apply such amounts to any Obligations in accordance with the Program Documents. Moreover, the Buyer hereby advises ABFS that it intends, no later than January 14, 2005, to cease releasing such remittances. The remittances of Servicer Reimbursement and Fee Collateral by the Buyer do not constitute an agreement by the Buyer to release any other Collateral or the proceeds thereof to ABFS.

        The Buyer hereby expressly reserves all rights and remedies available to it under the Program Documents and at law with respect to the existing Events of Default. The Buyer shall not be deemed to have waived or modified any of its rights hereunder or under any other agreement, instrument or paper signed by ABFS unless such waiver or modification is in writing and signed by the Buyer. No failure or delay on the part of the Buyer in exercising any right, power or remedy under any of the Program Documents or hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies provided, in the Program Documents are cumulative and not exclusive of any remedies provided by law.

        Please be advised that the Buyer desires to be kept fully informed of all efforts being made by or on behalf of ABFS to satisfy the Obligations, and ABFS agrees to use all reasonable efforts to timely provide all such information (including, without limitation, any drafts of

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proposed court orders authorizing debtor in possession financing, it being understood that interest rate, fee and other pricing information may be redacted therefrom), and such other information as may reasonably be requested by the Buyer.


                                Very truly yours,

                                THE PATRIOT GROUP, LLC

                                By:    /s/ Charles A. Forbes, Jr.
                                   ------------------------------------
                                Name:  Charles A. Forbes, Jr.
                                Title: Chief Executive Officer



Acknowledged and agreed to as of
the date first written above by:


AMERICAN BUSINESS FINANCIAL SERVICES, INC.



By:    /s/ Anthony J. Santilli, Jr.
   --------------------------------------------------
Name:  Anthony J. Santilli, Jr.
Title: Chairman and Chief Executive Officer



ABFS WAREHOUSE TRUST 2004-2, as Seller

By: Wilmington Trust Company, not in its individual capacity but solely as trustee of ABFS WAREHOUSE TRUST 2004-2


By:    /s/ Jeffrey J. Rossi
   --------------------------------------------------
Name:  Jeffrey J. Rossi
Title: Senior Financial Services Officer


ABFS CONSOLIDATED HOLDINGS, INC.


By:    /s/ Jeffrey M. Ruben
   --------------------------------------------------
Name:  Jeffrey M. Ruben
Title: Executive Vice President


AMERICAN BUSINESS CREDIT, INC.



By:    /s/ Jeffrey M. Ruben
   --------------------------------------------------
Name:  Jeffrey M. Ruben
Title: Executive Vice President